CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated May 11, 2010, relating to the financial statements of Master Sistemas Automotivos Ltda. as of December 31, 2008 and for the years ended December 31, 2008 and 2007 (which report expresses an unqualified opinion and includes explanatory paragraph relating to the transition date for the adoption of the new accounting practices introduced by Brazilian Law 11.638/07 and Provisional Act 449/08 as of January 1, 2008) and our report dated May 11, 2010, relating the financial statements of Suspensys Sistemas Automotivos Ltda. as of December 31, 2008 and for the years ended December 31, 2008 and 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: the differences between accounting practices adopted in Brazil and accounting principles generally accepted in the United States of America; and, the transition date for the adoption of the new accounting practices introduced by Brazilian Law 11.638/07 and Provisional Act 449/08 as of January 1, 2008), appearing in Item 15 of Amendment No. 2 to the Annual Report on Form 10-K/A of ArvinMeritor, Inc. for the year ended September 27, 2009 in the following Registration Statements:

Form	Registration No.	Purpose
S-8	333-164333	2010 Long-Term Incentive Plan
S-3	333-163233	Registration of common stock, preferred stock, warrants and guarantees of debt securities
S-8	333-141186	2007 Long-Term Incentive Plan
S-3	333-143615	Registration of convertible notes, guarantees and common stock
S-3	333-134409	Registration of convertible notes, guarantees and common stock
S-8	333-107913	ArvinMeritor, Inc. Savings Plan
S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Saving Plan
S-3	333-58760	Registration of debt securities
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43118	ArvinMeritor, Inc. 1988 Stock Benefit Plan
S-3	333-43116	ArvinMeritor, Inc. 1998 Stock Benefit Plan
S-3	333-43112	ArvinMeritor, Inc. Employee Stock Benefit Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998
Employee Stock Benefit Plan

/s/ DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES
DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES

Porto Alegre, Brazil
May 11, 2010